UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2020

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
46-4993860
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.0001 per share
Trading Symbol(s)
AZRX
Name of exchange on which registered
Nasdaq Capital Market

Item 8.01 Other Events.

On January 21, 2020, AzurRx BioPharma, Inc. (the "Company") received a letter from the Listing Qualifications Staff (the "Staff") of The Nasdaq Stock Market, LLC ("Nasdaq") indicating that the Staff has determined that the Company is now in full compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company's common stock, par value $0.0001 per share ("Common Stock"), has been $1.00 per share or greater for the last 10 consecutive trading days.

Accordingly, the Company has regained full compliance with the outstanding deficiency, and Nasdaq has informed the Company in writing that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   January 22, 2020
By:	/s/ James Sapirstein

Name: James Sapirstein
Title: Chief Executive Officer